EXHIBIT 10.1

Summary of Compensation Structure for
Non-Associate Directors of Abercrombie & Fitch Co. for Fiscal 2016

Non-Associate Directors

For the fiscal year ended January 28, 2017 (“Fiscal 2016”), any officer of Abercrombie & Fitch Co. (the “Company”) who is also a director of the Company receives no additional compensation for services rendered as a director. Directors of the Company who are not employees, or as referred to by the Company, “associates”, of the Company or its subsidiaries (“non-associate directors”) are to receive:

•	an annual cash retainer of $65,000 (to be paid quarterly in arrears);

•
an additional annual cash retainer for each standing committee Chair and member of $25,000 and $12,500, respectively, other than (i) the Chair and the members of the Audit and Finance Committee who are to receive an additional annual cash retainer of $40,000 and $25,000, respectively, and (ii) the Chair of the Compensation and Organization Committee who is to receive an additional annual cash retainer of $30,000, in each case for serving in the stated capacity. In each case, the retainers are to be paid quarterly in arrears; and

•
an annual grant of restricted stock units, to be granted on the date of the annual meeting of stockholders pursuant to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors (or any successor plan approved by the Company’s stockholders), with the market value of the underlying shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”) on the grant date to be $150,000, and which will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders, subject to earlier vesting in the event of a non‑associate director’s death or total disability or upon a change of control of the Company.

Chairman of the Board

In connection with Arthur C. Martinez’s appointment to the position of Non-Executive Chairman of the Board of Directors on January 27, 2014, he has received and will continue to receive:

•	an additional annual cash retainer of $200,000 (the “Non-Executive Chairman Cash Retainer”) for serving in such capacity (paid quarterly in arrears); and

•
an additional annual grant of restricted stock units for serving in such capacity, with the market value of the underlying shares of Common Stock on the grant date to be $100,000 (the “Non-Executive Chairman RSU Retainer”). The Non-Executive Chairman RSU Retainer was deferred by Mr. Martinez pursuant to the Company’s Directors’ Deferred Compensation Plan in Fiscal 2016.

The annual Non-Executive Chairman RSU Retainer has been and will continue to be subject to the following provisions:

•
restricted stock units are to be granted annually on the date of the annual meeting of stockholders of the Company pursuant to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors (or a successor plan approved by the Company’s stockholders); and

•
restricted stock units will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

In connection with Mr. Martinez’s appointment to the position of Executive Chairman of the Board, effective December 8, 2014, he has received and will continue to receive (in addition to the Non‑Executive Chairman Cash Retainer and the Non‑Executive Chairman RSU Retainer):

•	an additional annual cash retainer of $625,000 (the “Executive Chairman Cash Retainer”) for serving in such capacity (paid quarterly in arrears); and

•
an additional annual grant of restricted stock units, with the market value of the underlying shares of Common Stock on the grant date to be $1,875,000 (the “Executive Chairman RSU Retainer”). The Executive Chairman RSU Retainer was deferred by Mr. Martinez pursuant to the Company’s Directors’ Deferred Compensation Plan in Fiscal 2016.

The annual Executive Chairman RSU Retainer will be subject to the following provisions:

•
restricted stock units are to be granted annually on the date of the annual meeting of stockholders of the Company pursuant to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors (or a successor plan approved by the Company’s stockholders);

•
restricted stock units will vest on the earliest of (i) the date on which the Board of Directors of the Company appoints a Chief Executive Officer of the Company, unless the Board of Directors determines otherwise, (ii) the first anniversary of the grant date or (iii) the date of the next regularly scheduled annual meeting of stockholders, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company;

•
restricted stock units that vest due to the appointment of a Chief Executive Officer of the Company will be pro-rated for the portion of the year that has elapsed between the grant date and the date of appointment of a Chief Executive Officer, unless the Board of Directors determines otherwise; and

•
if Mr. Martinez’s service as Executive Chairman of the Board ends for any reason other than his death or total disability or appointment of a Chief Executive Officer of the Company, a pro-rata portion of unvested restricted stock units will vest to reflect the portion of the year that has elapsed between the grant date and the date on which his service as Executive Chairman of the Board ends.

Non-associate directors are also to be reimbursed for their expenses for attending meetings of the Company’s Board of Directors and Board committee meetings and receive the discount on purchases of the Company’s merchandise extended to all Company associates.